SCHEDULE 13D

CUSIP No. 08861T107	Page 20 of 21

Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: May 26, 2015

APPLIED GENOMIC TECHNOLOGY CAPITAL FUND, L.P.;
AGTC ADVISORS FUND, L.P.

Each by its General Partner, AGTC Partners, L.P.
By its General Partner, NewcoGen Group, Inc.

By: *
Noubar B. Afeyan, PhD
President

AGTC PARTNERS, L.P.
By its General Partner, NewcoGen Group, Inc.

By: *
Noubar B. Afeyan, PhD
President

NEWCOGEN GROUP, INC.

By: *
Noubar B. Afeyan, PhD
President

SCHEDULE 13D

CUSIP No. 08861T107	Page 21 of 21

FLAGSHIP VENTURES MANAGEMENT, INC.

By: *
Noubar B. Afeyan, PhD
President

FLAGSHIP VENTURES FUND 2007, L.P.

By its General Partner, Flagship Ventures 2007 General Partner, LLC

By: *
Noubar B. Afeyan, PhD
Manager

FLAGSHIP VENTURES 2007 GENERAL PARTNER, LLC

By: *
Noubar B. Afeyan, PhD
Manager

/s/ Edwin M. Kania, Jr.
Edwin M. Kania, Jr.

*
Noubar B. Afeyan, PhD

*	The undersigned, by signing his name below, does hereby sign this statement on behalf of the above indicated filers in his capacity noted for such filers.

/s/ Noubar B. Afeyan, PhD
Noubar B. Afeyan, PhD